EXHIBIT 4.11



	Execution Copy

			 AMENDMENT NO. 4
			       TO
	  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


		AMENDMENT NO. 4 dated March 4,
1999 to the Amended and Restated Revolving Credit
Agreement dated as of September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America, Inc.,
Southern Jitney Jungle Company, McCarty-Holman Co.,
Inc., Jitney-Jungle Bakery, Inc., Pump and Save, Inc.,
Interstate Jitney Jungle Stores, Inc.("Interstate Jitney-
Jungle"), and Delchamps, Inc. ("Delchamps") (each a
"Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

		WHEREAS, the Borrowers have requested
an increase in the Total Commitment under the Credit
Agreement to $162,300,000 and a five percent (5%) seasonal increase of the inventory advance rate.

		WHEREAS, Interstate Jitney-Jungle desires to sell (the "Fayette Sale") that certain real estate located in Fayette, Alabama (the "Fayette Parcel") as more fully described in that certain Option to Purchase Real Estate, dated November 16, 1998, attached hereto as Exhibit A
(the "Fayette Option Agreement") between Interstate
Jitney-Jungle and Atlantic Financial Group, Ltd.

		WHEREAS, Delchamps desires to sell (the
"R-1 Mandeville Sale") that certain real estate located in Mandeville, Louisiana (the "R-1 Mandeville Parcel") as more fully described in that certain Agreement to Purchase or Sell, dated November 16, 1998, attached hereto as Exhibit B (the "R-1 Mandeville Purchase Agreement") between Delchamps and Stirling Properties, Inc.

		WHEREAS, Delchamps desires to sell (the
"S-1 Mandeville Sale") that certain real estate located in Mandeville, Louisiana (the "S-1 Mandeville Parcel") as more fully described in that certain Agreement to Purchase or Sell, dated November 16, 1998, attached hereto as Exhibit C (the "S-1 Mandeville Purchase Agreement") between Delchamps and Stirling Properties, Inc.

		WHEREAS, Delchamps desires to sell (the
"Mobile Sale", and collectively with the Fayette Sale, the R-1 Mandeville Sale and the S-1 Mandeville Sale, the
"Real Estate Sales") that certain real estate located in Mobile, Alabama (the "Mobile Parcel", and collectively with the Fayette Parcel, the R-1 Mandeville Parcel and the S-1 Mandeville Parcel, the "Real Estate Parcels") as more fully described in that certain Purchase Agreement dated
July 14, 1998, attached hereto as Exhibit D (the "Mobile
Purchase Agreement", and collectively with the Fayette
Option Agreement, the R-1 Mandeville Purchase
Agreement and the S-1 Mandeville Purchase Agreement, the "Real Estate Purchase Agreements") by and between Delchamps and The State of Alabama, by and through its agency the Alabama State Docks Department.

		WHEREAS, the Borrowers have requested
that the Lenders consent to the Real Estate Sales and waive certain provisions of the Credit Agreement as they relate the to the Real Estate Sales.

		WHEREAS, the Borrowers have requested
that the Agent and the Lenders amend certain terms and provisions of the Credit Agreement.

		WHEREAS the Lenders are willing to
amend and waive certain provisions of the Credit
Agreement, as more fully described herein, on the terms and conditions hereof.

		NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:


1       SECTION CAPITALIZED TERMS.  Capitalized
terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

1       SECTION AMENDMENTS TO THE CREDIT
AGREEMENT. The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 5 hereof is, amended as follows:

1.1             SECTION     The preamble of the Credit
Agreement is hereby amended by deleting the amount "$150,000,000" and substituting the amount
"$162,300,000" therefor.
1.2
1.3             SECTION    Schedule 2.01(a) is hereby
deleted in its entirety and Schedule 2.01 is hereby amended in its entirety by substituting Schedule 2.01 attached hereto therefore.
1.4
1.5             SECTION     The following definitions are
hereby added in their proper alphabetical order in Article I of the Credit Agreement:
1.6
	"A.I. Credit Corp. Indebtedness" shall mean,
Indebtedness to A.I. Credit Corp. incurred in connection with (a) a Premium Finance Agreement,
Disclosure Statement and Security Agreement dated
June 3, 1997, as amended, in a maximum principal amount of $12,996,000, (b) a Premium Finance
Agreement, Disclosure Statement and Security
Agreement dated December 12, 1997, as amended, in a maximum principal amount of $11,226,268, (c) a Premium Finance Agreement, Disclosure
Statement and Security Agreement dated April 30,
1998, as amended, in a maximum principal amount of $16,500,000, and (d) a Premium Finance
Agreement, Disclosure Statement and Security
Agreement dated October 9, 1998, as amended, in a maximum principal amount of $9,752,521.

	"Restructuring Obligations" shall mean, the aggregate rental and other monetary obligations of the Borrowers and their respective subsidiaries for closed stores and for certain other obligations assumed by the Borrowers in connection with the Acquisition.

1.1             SECTION     The definition of Commitment
contained in Article I of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

1.2
	"Commitment" shall mean, with respect to each Lender, the Commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as it may be adjusted from time to time pursuant to Sections 2.07 and 11.03.

1.1             SECTION     The definition of Fixed Charge
Coverage Ratio contained in Article I of the Credit
Agreement is hereby deleted in its entirety and the
following is hereby substituted therefor:
1.2
	"Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio of (i) EBITDA of the Borrowers and their respective subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to (ii) the sum of, without duplication, (A) Interest Expense,
(B) Capital Expenditures (excluding Capital
Expenditures in respect of Reinvestment Assets to the extent funded with the Net Cash Proceeds of Asset Sales), (C) cash dividends paid by, or other distributions, redemptions, repurchases or retirements of capital stock of, the Borrowers and their respective subsidiaries, (D) taxes actually paid by the Borrowers and their respective subsidiaries in cash (less any tax refunds actually received by the Borrowers and their respective subsidiaries in cash) and (E) the aggregate of principal payments
(whether regularly scheduled payments, voluntary or mandatory prepayments (including, without limitation, by reason of any reduction of the Total
Commitment and/or the Supplemental Availability) or occurring by reason of acceleration or otherwise) of all Indebtedness (including, without limitation, Capitalized Lease Obligations, Restructuring
Obligations, Indebtedness issued under the Senior
Indenture and under the Senior Subordinated
Indenture) made or scheduled to have been made by the Borrowers and their respective subsidiaries
(other than principal payments on Loans except to the extent paid to permanently reduce the Total
Commitment and/or the Supplemental Availability), for such four-quarter period, in each case determined on a Consolidated basis in accordance with generally accepted accounting principles.

1.1             SECTION     The definition of Interest
Coverage Ratio contained in Article I of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:
1.2
1.3 "Interest Coverage Ratio" shall mean, for any fiscal period, the ratio of (i) EBITDA of the Borrowers and their respective subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination, to (ii) the Interest Expense of the Borrowers and their respective subsidiaries (including, without limitation interest on Restructuring Obligations), for such four-quarter period.
1.4
1.5             SECTION     The definition of Leverage
Ratio contained in Article I of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:
1.6
	"Leverage Ratio" shall mean, at the end of any fiscal quarter, the ratio of (i) the sum of (x) all Indebtedness of the Borrowers and their respective subsidiaries (including, without limitation, the amount of Obligations outstanding under this

Agreement (whether for principal, interest or premium), the Indebtedness under the Senior Notes and Indebtedness under the Senior Subordinated
Notes, but excluding Intercompany Indebtedness,
Indebtedness to trade creditors incurred in the ordinary course of business and A.I. Credit Corp.
Indebtedness) and (y) $0 from the Initial Closing
Date through 1/2/1999, thereafter, Restructuring
Obligations, as at the date of determination to
(ii) EBITDA of the Borrowers and their respective subsidiaries for the four-quarter period ending at the date of determination, in each case determined on a Consolidated basis in accordance with generally accepted accounting principles.

1.1             SECTION     The definition of Supplemental
Availability is hereby amended by deleting the phrase "plus the aggregate amount of the Commitments set forth on
Schedule 2.01(a), if any" at the end of such definition.
1.2
1.3             SECTION     Section 2.07(b)(i) of the Credit
Agreement is hereby amended by deleting the phrase ", and
on each such date, the Total Commitment shall be
permanently reduced by an amount equal to such
reduction"
1.4
1.5             SECTION     Section 2.01(a) of the Credit
Agreement is hereby amended by adding the phrase "up to seventy percent (70%) for the time periods March 1, 1999 through April 30, 1999 and September 1, 1999 through
October 31, 1999 and" immediately after the phrase "an
amount equal to the sum of (i)" as it appears in clause
(1)(B) of such Section 2.01(a).
1.6
1.7             SECTION     Section 2.01(a) of the Credit
Agreement is hereby further amended by adding the phrase
"at all other times," immediately after the phrase "sixty-five percent (65%)" as it appears in clause (1)(B) of such
Section 2.01(a).
1.8
1.9             SECTION     Section 7.03 (xii) of the Credit
Agreement is hereby amended by deleting the phrase "Indebtedness to A.I. Credit Corp. incurred in connection with a Premium Finance Agreement, Disclosure Statement
and Security Agreement dated as of May 29, 1997, as
amended, in a maximum amount of $28,000,000" and
substituting the phrase "A.I. Credit Corp. Indebtedness"
therefor.
1.10
1.11            SECTION     Section 7.07 of the Credit
Agreement is hereby amended in its entirety to read as
follows:
1.12
		SECTION 7.07. Capital
Expenditures and Other Obligations. Permit the aggregate amount of payments made, without duplication, for Capital Expenditures, Capitalized
Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) and/or
Section 7.01(k) hereof (excluding Capital
Expenditures in respect of Reinvestment Assets to the extent funded with the Net Cash Proceeds of Asset Sales), at the end of each fiscal period set forth below to be greater than:


Date of Determination                Amount

The Fiscal Year ending
   January 2, 1999                   $70,000,000

The Fiscal Quarter ending
   March 27, 1999                    $17,000,000

The two Fiscal Quarter
period
   ending June 19,1999               $38,000,000

The three Fiscal Quarter
period     ending September
11, 1999                             $57,000,000

The Fiscal Year ending
   January 1, 2000                   $75,000,000


Each Fiscal Quarter
thereafter,                          50% of EBITDA for
   for the four most recent          such period
consecutive fiscal quarters
of
   the Borrowers and their
respective       Consolidated
subsidiaries
Amount



1.1             SECTION     Section 7.08 of the
Credit Agreement is hereby amended in its entirety to read
as follows:
1.2
	SECTION 7.08. Fixed Charge Coverage
Ratio.  (a)  If as of the last day of any fiscal month
(each, a "Fixed Charge Test Date"), the average daily Undrawn Availability for such fiscal month is less than $15,000,000, permit the Fixed Charge
Coverage Ratio at the end of each fiscal quarter, commencing with the first fiscal quarter starting after the fiscal month in which such Fixed Charge
Test Date occurred, to be less than 1.00:1.00.
Within three (3) Business Days after each Fixed
Charge Test Date, the Borrowers shall provide the Agent with a certificate from a Financial Officer setting forth the calculation of the average daily
Undrawn Availability for the fiscal month then ended.

	(b) Beginning with the first fiscal quarter commencing after any Fixed Charge Test Date where the average daily Undrawn Availability for the fiscal month ending on such Fixed Charge Test
Date is less than $15,000,000, if the average daily
Undrawn Availability for each of any two consecutive fiscal quarter periods remains above
$15,000,000, the Fixed Charge Coverage Ratio may thereafter be less than 1.00:1.00 until any Fixed
Charge Test Date where the average daily Undrawn
Availability for the fiscal month ending on such Fixed Charge Test Date is less than $15,000,000 at which time paragraph (a) of this Section 7.08 shall apply.

1.1             SECTION     Section 7.09 of the
Credit Agreement is hereby amended in its entirety to read
as follows:
1.2
		SECTION 7.09. Leverage Ratio.
Permit the Leverage Ratio at the end of each fiscal quarter set forth below to be greater than:


Date of Determination                      Ratio



The Fiscal Quarters ending
January 3, 1998 and March 28, 1998         5.50:1.00

The Fiscal Quarter ending
June 20, 1998                              6.00:1.00

The Fiscal Quarter ending
September 12, 1998                         6.00:1.00

The Fiscal Quarters ending
January 2, 1999 and March 27, 1999         5.30:1.00


The Fiscal Quarters ending
June 19, 1999, September 11, 1999
and January 1, 2000                        5.25:1.00


Each Fiscal Quarter ending
in Fiscal Year 2000                        4.30:1.00


Each Fiscal Quarter ending
in Fiscal Year 2001                        3.90:1.00


Each Fiscal Quarter ending
in Fiscal Year 2002                        3.60:1.00


Each Fiscal Quarter ending
in Fiscal Year 2003                        3.40:1.00



1.1             SECTION     Section 7.10 of the Credit
Agreement is hereby amended by deleting the amount
"1.80" as it appears in the "Ratio" column opposite the phrase "Each Fiscal Quarter ending in Fiscal Year 1999" and substituting the amount "1.70" therefor.

1       SECTION WAIVER AND CONSENT TO THE REAL ESTATE SALES
2
2.1             SECTION     The Agent and the Lenders
hereby consent to the Real Estate Sales as described above pursuant to the Real Estate Purchase Agreements and agree to release any Lien on the Real Estate Parcels by the Agent for the benefit of the Lenders.

1.1             SECTION     The Agent and the Lenders
hereby waive the requirement of Section 2.09(d)(i) of the Credit Agreement that the Borrowers make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds received by the Borrowers from the
Real Estate Sales.
1.2
1.3             SECTION     The Agent and the Lender
hereby agree that the provision of Section 2.07(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not apply to the Net Cash Proceeds received by the Borrowers from the Real Estate Sales.
1.4
1.5             SECTION     The Agent and the Lenders
acknowledge that the Borrowers have made a Reinvestment Election pursuant to Section 2.09(d)(i) of the Credit Agreement with regard the Net Cash Proceeds received by the Borrowers from the Real Estate Sales.
1.6
1.7             SECTION     The Agent and the Lenders
agree that any Net Cash Proceeds from the Real Estate
Sales reinvested in Reinvestment Assets shall not be applied toward (x) the $1,000,000 per Fiscal Year limit or
(y) the $5,000,000 limit from the Initial Closing Date until the Final Maturity Date on such reinvestment as provided in Section 2.09(d)(i) of the Credit Agreement.

1       SECTION ADDITIONAL AGREEMENTS
2
2.1             SECTION     The Borrowers hereby consent
to the assignment, pursuant to Section 11.03 of the Credit
Agreement, of any or all of the increase in the Total
Commitment contemplated hereunder by any existing
Lender to any Person.

1.1             SECTION     The Borrowers hereby agree to
deliver to the Agent fully executed amendments to each Mortgage reflecting the increase in the Total Commitment within ten (10) Business Days of the date hereof and that the failure to do so shall be an Event of Default.

1       SECTION CONDITIONS PRECEDENT
2
		This Amendment shall become effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

1.1             SECTION     The Agent shall have received
in form and substance satisfactory to the Agent and its
counsel:
1.2
		(a)     A certificate signed by the
Secretary of each Borrower, Grantor and Guarantor, dated the date hereof, certifying that attached thereto is a true and complete copy of resolutions adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

		(b)     A certificate signed by a
Financial Officer of each Borrower and Guarantor, that (i) the representations and warranties made in this Amendment are true and correct, both immediately prior to and after giving effect to the transactions contemplated herein, and (ii) there exists no unwaived Default or Event of Default both immediately prior to and after giving effect to the transactions contemplated herein.

		(c)     Counterparts of this
Amendment executed by each Borrower, each Guarantor, each Grantor and the Required Lenders shall have been delivered to the Agent.

		(d)     Evidence that this
Amendment and the transactions contemplated herein shall not violate or contravene any credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

		(e)     An opinion of Butler, Snow,
O'Mara, Stevens & Cannada, PLLC, addressed to the Agent and the Lender, as to the authorization, execution and delivery of this Amendment and the Notes delivered herewith and the non-contravention of this Amendment with credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

		(f)     Each Lender that has
increased its Commitment shall have received Notes reflecting such increase in Commitment duly executed by the Borrowers.

		(g)     The Agent shall have
received (i) for the pro rata benefit of the Lenders
(based on the Lenders' respective commitments immediately prior to the Amendment) an amendment fee of $184,375 and (ii) for the pro rata benefit of the Lenders (based on the increase in the Lenders' respective commitments contained herein) an increased line fee of $43,750.

		(h)     The Agent shall have
received an executed copy of the fee letter between the Borrowers and Fleet Capital Corporation.
		(i)     Fully executed copies of the
Real Estate Purchase Agreements.

		(j)     Such other approvals,
opinions or documents as the Agent may reasonably request.

1.1             SECTION     All representations and
warranties contained in this Amendment or otherwise made
in writing to the Agent in connection herewith shall be true and correct in all material respects.
1.2
1.3             SECTION     No unwaived Default or Event
of Default has occurred and is continuing.

1.4
1.5             SECTION     Kaye, Scholer, Fierman, Hays
& Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment and the other Loan Documents and instruments in connection herewith and therewith.

1       SECTION MISCELLANEOUS
2
2.1             SECTION     Each of the Borrowers and
each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, as amended by this Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except insofar as such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants
(which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

(a)             It has the corporate power and
authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(a)             No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

(a)             This Amendment and the other
instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

(a)             The execution, delivery and
performance of this Amendment and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

1.1             SECTION     Nothing herein shall be
deemed to be a waiver of any covenant or agreement
contained in the Credit Agreement, and each Borrower and
each Guarantor hereby agrees that all of the covenants and
agreements contained in the Credit Agreement and the
other Loan Documents are hereby ratified and confirmed in
all respects and shall remain in full force and effect in
accordance with their respective terms.
1.2
1.3             SECTION     All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments
delivered pursuant to or in connection therewith shall mean
such Agreement as amended hereby and as each may in the
future be amended, restated, supplemented or modified
from time to time.
1.4
1.5             SECTION     This Amendment may be
executed by the parties hereto individually or in
combination, in one or more counterparts, each of which
shall be an original and all of which shall constitute one
and the same agreement.
1.6
1.7             SECTION     Delivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

1.1             SECTION     This Amendment shall be
governed by, and construed and interpreted in accordance with, the laws of the State of New York.
1.2
1.3             SECTION     The parties hereto shall, at any
time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.



[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

		IN WITNESS WHEREOF, the parties have
caused this Amendment to be executed by their respective officers thereunto duly authorized, as to the date first above written.

				 JITNEY-JUNGLE STORES OF AMERICA, INC.,
				 as Borrower and as Guarantor



				 By______________________
				    Name:
				    Title:


				 SOUTHERN JITNEY JUNGLE COMPANY,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:


				 McCARTY-HOLMAN CO., INC.,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:


				 JITNEY-JUNGLE BAKERY, INC.,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:


				 PUMP AND SAVE, INC.,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:



				 INTERSTATE JITNEY JUNGLE STORES, INC.,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:



				 DELCHAMPS, INC.,
				 as Borrower and as Guarantor



				 By_____________________
				    Name:
				    Title:


				 JJ CONSTRUCTION CORP.,
				 as Guarantor




				 By_____________________
				    Name:
				    Title:




				 SUPERMARKET CIGARETTE SALES, INC.,
				 as Guarantor



				 By_____________________
				    Name:
				    Title:


				 FLEET CAPITAL CORPORATION,
				 as Agent



				 By______________________
				    Name:
				    Title:


				 FLEET CAPITAL CORPORATION, as Lender



				 By______________________
				    Name:
				    Title:


				 PNC BANK, NATIONAL ASSOCIATION, as Lender



				 By______________________
				    Name:
				    Title:


				 HELLER FINANCIAL INC., as Lender



				 By______________________
				    Name:
				    Title:


				 IBJ WHITEHALL BUSINESS CREDIT CORP., as Lender



				 By______________________
				    Name:
				    Title:




				 NATIONAL BANK OF CANADA, a Canadian
				 Chartered Bank, as Lender



				 By______________________
				    Name:
				    Title:


				 NATIONAL CITY BANK, as Lender



				 By______________________
				    Name:
				    Title:


				 DEUTSCHE FINANCIAL SERVICES CORPORATION, as Lender



				 By______________________
				    Name:
				    Title:


				 FLEET BANK, N.A., as a Letter of Credit Issuer



				 By_______________________
				    Name:
				    Title:






							     SCHEDULE 2.01


				Commitments


Lender                                                           Commitment
______                                                           __________
Fleet Capital Corporation               $63,966,666.67
60 East 42nd Street
New York, New York  10017
Attention:      Mr. Thomas Maiale
Tel #:  (212) 885-8826
Fax #: (212) 885-8829


Heller Financial, Inc.                  $34,416,666.67
101 Park Avenue
New York, New York  10178
Attention:      Mr. Tom Bukowski
Tel #:  (212) 880-7169
Fax #: (212) 880-7002

PNC Bank, National Association          $15,733,333.33
2 PNC Plaza 18th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attention: Mr. Richard Muse
Tel #: (412) 762-4471
Fax #: (412) 762-4069

IBJ Whitehall Business Credit Corp.     $13,766,666.67
One State Street
New York, New York  10004
Attention:      Mr. Jim Steffy
Tel #:  (212) 858-2094
Fax #:  (212) 858-2151

National Bank of Canada,                $12,783,333.33
 a Canadian Chartered Bank
125 West 55th Street
New York, New York  10019
Attention:      Mr. Jim Norvell
Tel #:  (212) 632-8560
Fax #:  (212) 632-8564

Deutsche Financial Services             $11,800,000.00
 Corporation
3225 Cumberland Boulevard Suite 700
Atlanta, GA 30339
Attention:      Mr. Stephan Metts
Fax #:  (770) 933-8571

National City Bank                      $9,833,333.33
1900 East Ninth Street
Cleveland, Ohio  44114
Attention:      Mr. Joseph D. Robison
Tel #:  (216) 575-9254
Fax #:  (216) 575-9396

Total Commitment                        $162,300,000